Exhibit 99.1

Lawrenceburg Distillers Indiana Distillery Operations

Carve-out Financial Statements

Year Ended December 31, 2010

Lawrenceburg Distillers Indiana Distillery Operations

Table of Contents
December 31, 2010

Page

Independent Auditor's Report on Carve-out Financial Statements	1

Carve-out Financial Statements

Carve-out Balance Sheet	2

Carve-out Statement of Income and Changes in Parent and Affiliate Investment	3

Carve-out Statement of Cash Flows	4

Notes to Carve-out Financial Statements	5 - 12

Independent Auditor's Report on Carve-out Financial Statements

To the Board of Directors
MGP Ingredients, Inc.

We have audited the accompanying carve-out balance sheet of Lawrenceburg Distillers Indiana Distillery Operations ("the Company") as of December 31, 2010, and the related carve-out statements of income and changes in parent and affiliate investment and cash flows for the year then ended. These carve-out financial statements are the responsibility of the management of Lawrenceburg Distillers Indiana, LLC ("LDI"). Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying carve-out financial statements of the Company represent the distillery operations of LDI, have been prepared by management from LDI's financial records, and have no separate legal status or existence.  Such carve-out financial statements represent the December 31, 2010 historical accounts of the distillery business acquired by MGPI of Indiana, LLC on December 27, 2011.  Allocations of certain assets, liabilities and expenses have been recorded from LDI's records (see Note A).

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Louisville, Kentucky
February 29, 2012

Lawrenceburg Distillers Indiana Distillery Operations
Carve-out Balance Sheet
December 31, 2010

Assets

Current Assets
Cash and cash equivalents	$5,607,094
Accounts receivable, net	3,112,846
Inventories	11,882,404
Prepaid expenses and other	648,739

Total Current Assets	21,251,083

Property, Plant and Equipment, net	14,937,587

Restricted Cash	1,272,500

Total Assets	$37,461,170

Liabilities and Parent and Affiliate Investment

Current Liabilities
Accounts payable	$5,014,065
Accrued expenses and other	1,083,935
Deferred revenue	67,582
Current portion of capital lease obligations	34,315

Total Current Liabilities	6,199,897

Asset Retirement Obligation	640,781

Capital Lease Obligations, net of current portion	149,434

Other Liabilities	208,793

Total Liabilities	7,198,905

Commitments and Contingencies

Parent and Affiliate Investment	30,262,265

Total Liabilities and Parent and Affiliate Investment	$37,461,170

See accompanying notes.

Lawrenceburg Distillers Indiana Distillery Operations
Carve-out Statement of Income and Changes in Parent and Affiliate Investment
Year Ended December 31, 2010

Net Sales	$44,039,061

Cost of Sales	40,487,024

Gross Profit	3,552,037

Selling, General, and Administrative Expenses	3,490,722

Income from Operations	61,315

Other Income (Expense)
Interest expense	(17,375)
Other income, net	98,378

Other Income, net	81,003

Net Income	142,318

Distributions	(116,768)

Parent and Affiliate Investment at Beginning of Year	30,236,715

Parent and Affiliate Investment at End of Year	$30,262,265

See accompanying notes.

Lawrenceburg Distillers Indiana Distillery Operations
Carve-out Statement of Cash Flows
Year Ended December 31, 2010

Cash Flows from Operating Activities
Net Income	$142,318
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	860,723
Provision for doubtful accounts	229,250
Noncash accretion on asset retirement obligation	48,835
Changes in assets and liabilities:
Accounts receivable	1,416,793
Inventories	(612,108)
Prepaid expenses and other	(71,794)
Accounts payable	1,207,879
Accrued expenses and other	(134,849)
Deferred revenue	67,582
Other liabilities	57,832

Net Cash Provided by Operating Activities	3,212,461

Cash Flows from Investing Activities
Purchases of property, plant and equipment	(538,015)
Deposits to restricted cash	(1,162,500)

Net Cash Used in Investing Activities	(1,700,515)

Cash Flows from Financing Activities
Payments on capital lease obligations	(13,909)
Distributions	(116,768)

Net Cash Used in Financing Activities	(130,677)

Increase in Cash and Cash Equivalents	1,381,269

Cash and Cash Equivalents at Beginning of Year	4,225,825

Cash and Cash Equivalents at End of Year	$5,607,094

Supplemental Disclosure:
Cash paid for interest	$17,375

Noncash investing and financing activities:
Purchases of property, plant and equipment in accounts payable	197,303
Purchases of property, plant and equipment under
capital lease obligation	180,476

See accompanying notes.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements
Year Ended December 31, 2010

Note A - Nature of Organization and Operations

The accompanying carve-out financial statements include the accounts of Lawrenceburg Distillers Indiana Distillery Operations ("the Company"), a wholly owned segment of Lawrenceburg Distillers Indiana, LLC ("LDI"), an Indiana limited liability company. The carve-out financial statements of the Company have historically been included in the financial statements of LDI. LDI is owned by Angostura US Holdings Limited ("the Member"), a Delaware corporation, and is ultimately owned by CL Financial Limited ("CLF"), a Trinidad and Tobago company.  The Company, as an operating segment of LDI, has no separate legal status or existence.

The Company is a diversified producer of beverage alcohol products and spirits, such as whiskies, gin, and neutral grain spirits for private label marketers. The Company began barreling its own line of products during 2007. The Company's assets include distillery assets, related bulk storage facilities, blending operations, a tank farm and grain facilities in Lawrenceburg and Rushville, Indiana (collectively, "the Facilities").  LDI also owned and operated a bottling and packaging operation ("the Packaging Operations").  The Packaging Operations are excluded from the accompanying carve-out financial statements.

Acquisition

On October 21, 2011, MGP Ingredients, Inc. announced that its wholly-owned subsidiary, MGPI of Indiana, LLC ("MGPI"), signed an agreement to acquire the Company ("the Acquisition"). As consideration for the acquisition, MGPI paid to LDI cash of approximately $11,000,000, equal to the acquired current assets minus current liabilities of the Company as of the closing date, which was December 27, 2011 ("the Acquisition Date").

Basis of Presentation

The accompanying financial statements of the Company reflect the use of "carve-out" accounting procedures, whereby the historical accounts of the assets and liabilities of the Company (i.e. LDI's Distillery Operations acquired) have been allocated to reflect the financial position of the Company as of the period presented. Certain non-acquired assets and non-assumed liabilities have been included in the accompanying balance sheet as they were included in the distillery operations during the period presented. In addition, various direct and indirect expense allocations from LDI have been recorded in the financial statements of the Company to reflect the financial results of the Company for the period presented. Such allocations were based primarily on actual and estimated usages and include expenses related to executive management, accounting, human resources, information technology, engineering, and other general and administrative expenses. Management believes its method for expense allocations is reasonable. Revenues have been directly allocated from LDI to the Company.

The parent and affiliated investment in the Company as shown in the accompanying carve-out balance sheet includes accumulated earnings as well as an allocated portion of CLF's initial investment in LDI, LDI's payable due to Colonial Life Insurance Company ("CLICO", a subsidiary of CLF), and other amounts due to/from CLF resulting from products and services provided and other transactions.

CLF Status

During February 2009, the Central Bank of Trinidad and Tobago ("CBTT") was requested by CLF to intervene in management and administration of several affiliates and subsidiaries, including CLICO.  As a result, CLF began divesting and has divested of several of its investments, including LDI during 2011.  As of December 31, 2010, CBTT continues to oversee and monitor CLICO and several of the other affiliates, which has had no material effect on the operations of the Company.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements
Year Ended December 31, 2010

Note A - Nature of Organization and Operations (Continued)

CLF Status (Continued)

CLF (including CLICO) provided financing of approximately $37,942,000 to LDI since inception (in 2007) for the acquisition of the Facilities and working capital requirements.  As of December 31, 2010, $22,765,480 was recorded in the form of a payable to CLICO with the remainder recorded in LDI's equity.  For purposes of preparing the carve-out financial statements, this aggregate LDI financing was allocated to the Company based on its relative net assets and is presented as Parent and Affiliate investment.  None of this financing was assumed by MGPI.

Note B - Summary of Significant Accounting Policies

1.
Basis of Accounting:  The carve-out financial statements of the Company are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Accounting Standards Codification ("ASC") as produced by the Financial Accounting Standards Board ("FASB") is the sole source of authoritative GAAP for non-governmental entities.

2.
Use of Estimates: The preparation of carve-out financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

3.
Cash and Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company typically maintains cash balances with banks in excess of federally insured limits. Cash has been allocated to the Company based on the Company's cash activities. MGPI did not acquire the Company's cash and cash equivalents.

4.	Restricted Cash: Restricted cash consists of amounts deposited with federal and state agencies for distillation operating and grain buying permits. Restricted cash was not acquired by MGPI.

5.
Brokerage Account: Included in prepaid expenses and other is a brokerage account with a balance of $2,495 at December 31, 2010 which represents uninsured deposits with a broker.  This brokerage account has been used in prior years to acquire corn futures contracts.  No futures contracts were acquired in 2010. The brokerage account was not acquired by MGPI.

6.
Accounts Receivable: Receivables are based on contracted prices and are considered past due when the due date has expired.  Typically, receivables are due within 30 days.  The Company sells to customers using credit terms customary in its industry. Credit is granted based on the credit worthiness of the customer and collateral is generally not obtained.  Receivables are reviewed for collectibility when they become past due.  Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.  The Company provides for estimated uncollectible accounts based on prior experience and a review of existing receivables. The allowance for doubtful accounts was $159,591 at December 31, 2010.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements
Year Ended December 31, 2010

Note B - Summary of Significant Accounting Policies (Continued)

7.
Revenue Recognition: The Company recognizes revenue and associated costs when title and risk of loss pass to the customer, which typically is at the time the product is barreled or, in some circumstances, shipped. Revenue from warehousing services is recognized on a monthly basis as the service is rendered.  In one circumstance, billing amounts are initially estimated, then later adjusted based on changes in specified costs.  Billings in excess of revenues earned are recorded as deferred revenue in the accompanying carve-out balance sheet.  The Company records the collection of excise taxes on distilled spirits sold to customers as accrued expenses and other in the accompanying carve-out balance sheet.  No revenue or expense is recognized in the statement of income associated with this tax collection process.

8.
Inventories: Inventories, comprised primarily of grains and spirits, are stated at lower of cost (using the first-in first-out method) or market.  Whiskey must be barrel-aged for several years.  All owned barreled whiskey is classified as in-process inventories and is included within current assets, in accordance with industry practice.  The Company includes warehousing, insurance, ad valorem taxes, and other carrying costs applicable to owned barreled whiskey in inventory costs.

9.
Property, Plant and Equipment: Property, plant and equipment are stated at cost. Major additions and betterments are charged to property accounts, while maintenance and repairs are charged to operations as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The useful lives for buildings and improvements are 15 to 39 years, machinery and equipment are 5 to 20 years, and furniture and fixtures are 10 years.  Depreciation expense was $860,723 for the year ended December 31, 2010.

10.	Planned Major Maintenance: The Company accounts for planned major maintenance under the direct expense method in accordance with the planned major maintenance provisions of the FASB ASC.

11.
Commodity Prices and Forward Delivery Contracts: The Company is subject to commodity price volatility caused by weather, supply conditions, geopolitical, energy prices, and other unpredictable external supply and demand factors.  The Company uses forward purchase and sale contracts to reduce the volatility of pricing for certain commodities, primarily corn.  These contracts are not used for trading or speculative purposes as physical deliveries occur.  The Company accounts for such contracts on a lower of cost or market basis.

12.
Income Taxes: LDI is a single member limited liability company and had elected to have its existence disregarded for income tax purposes.  Accordingly, LDI's taxable income or loss is included in the income tax return of the Member.  Therefore, no provision or liability for income taxes has been included in the accompanying carve-out financial statements of the Company as LDI is not a tax paying entity.  The Company accounts for uncertain income tax positions using the "more-likely than not" methodology as required by the ASC.  The Company has no significant uncertain income tax positions requiring recognition or disclosure. The year no longer subject to tax examination is December 31, 2007.

13.
Impairment: The Company periodically reviews the undepreciated values assigned to long-lived assets, such as property and equipment, and other assets, to determine if any impairments are indicated in accordance with the provisions of the FASB ASC.

14.
Shipping and Handling Costs: Shipping and handling charges incurred by the Company are included in cost of sales, and shipping charges billed to the customer are included in net sales in the accompanying carve-out statement of income and changes in parent and affiliate investment.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements
Year Ended December 31, 2010

Note B - Summary of Significant Accounting Policies (Continued)

15.
Asset Retirement Obligation: The Company recorded an estimated liability for the future cost of asbestos removal in buildings in accordance with the provisions of the FASB ASC and recognizes the cost in the statement of income and changes in parent and affiliate investment over the estimated life of the buildings.  The Company established a liability for the fair value of the asset retirement obligation in 2007 at its original date of acquisition by LDI. The Company recognizes accretion expense, as a component of operating expenses, in connection with the discounted liability (see Note H).

16.	Subsequent Events: The Company evaluated events occurring between December 31, 2010 and February 29, 2012, the date the financial statements were available to be issued.

Note C - Inventories

Inventories are comprised of the following at December 31, 2010:

Finished goods	$4,225,667
Work in process	5,295,187
Raw materials and supplies	2,361,550

$11,882,404

Note D - Property, Plant and Equipment

Property, plant and equipment consist of the following at December 31, 2010:

Land	$298,300
Buildings and improvements	4,507,816
Machinery and equipment	12,754,706
Furniture and fixtures	114,229
Construction in progress	20,107

17,695,158

Less accumulated depreciation	(2,757,571)

$14,937,587

Note E - Line of Credit

Interest expense recorded in the accompanying carve-out statement of income partially relates to an LDI $3,000,000 revolving line of credit with a bank ("the Line") used periodically in 2010.  Outstanding balances on the Line bear interest at the one month LIBOR rate plus 2.2% (2.46% at December 31, 2010). The Line was renewed subsequent to December 31, 2010 and was retired at the Acquisition Date. It is secured by all inventories, accounts receivable and depository accounts held by LDI.  There was no outstanding balance under this agreement at December 31, 2010. The Line is subject to various financial covenants including a fixed charge coverage ratio and senior funded debt ratio. LDI was in compliance with the covenants as of December 31, 2010.  MGPI did not assume the Line.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements
Year Ended December 31, 2010

Note F - Capital Lease Obligations

The Company's capital lease obligations consist of the following at December 31, 2010:

Capital lease obligation on forklift, payable in
monthly installments of $296, including interest
imputed at 5.25%, through August 2015. The
obligation is secured by the related equipment.	14,472

Capital lease obligation on computer equipment,
payable in monthly installments of $3,523, including
interest imputed at 6.63%, through September 2015.
The obligation is secured by the related equipment.
MGPI did not assume this capital lease.	169,277

183,749
Less current portion	34,315

Total Long-term Capital Lease Obligations	$149,434

Future principal payments under capital lease obligations at December 31, 2010 are as follows:

Year Ending
December 31,	Amount

2011	$45,831
2012	45,831
2013	45,831
2014	45,831
2015	34,077

Total required payments	217,401
Less amount representing interest	33,652

Present value of net minimum lease payments	183,749
Less current portion	34,315

Long-term	$149,434

The cost of equipment under capital leases and related accumulated depreciation was $198,748 and $13,962, respectively, at December 31, 2010.

Note G - Parent and Affiliate Investment

As discussed in Note A (CLF Status), CLF, primarily through CLICO, its subsidiary, has provided financing of approximately $37,942,000 to LDI.  At December 31, 2010, $22,765,480 was recorded as a payable to CLICO with the remainder recorded in LDI's equity.  For purposes of preparing the carve-out financial statements, this aggregate LDI financing was allocated to the Company based on its relative net assets and is presented as Parent and Affiliate Investment.  None of this financing was assumed by MGPI.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements
Year Ended December 31, 2010

Note H - Asset Retirement Obligation

The FASB ASC requires the Company to recognize an estimated liability for the removal of asbestos from buildings (see Note B15). The estimated liability is based on management's estimates for removing asbestos from buildings of similar age and structure.  The liability is discounted using a credit-adjusted risk-free rate of 8.25%. Revisions to the liability could occur due to changes in estimated asbestos removal costs, timing of removal or changes in regulations.

A reconciliation of the Company's liability for the asbestos removal for the year ended December 31, 2010 is as follows:

Balance at beginning of year	$591,946
Accretion expense	48,835

Balance at end of year	$640,781

Note I - Commitments and Contingencies

1.
Operating Leases: The Company leases machinery and equipment under operating leases that expire through 2012.  Rent expense was $167,400 for the year ended December 31, 2010.

Future minimum rentals under operating lease agreements at December 31, 2010 are as follows:

Year Ending
December 31,	Amount

2011	$67,580
2012	7,080

2.
Legal and Environmental Matters: The Company is subject to various environmental laws of federal, state and local governments. The Company's compliance with existing laws has not had a material adverse effect on the Company's financial condition, cash flows or results of operations.  In addition, LDI has agreed to indemnify its lender against losses, liabilities and claims resulting from hazardous substances, violation of environmental laws, and various other business claims.

The indemnification extends through the term of the borrowing and does not provide for any limit on the maximum potential liability. As of December 31, 2010, LDI had not made any indemnification payments under such agreements and no amount has been accrued in the accompanying carve-out financial statements with respect to these indemnifications.

The Company is subject to claims and legal actions in the ordinary course of business. The Company believes that any liability resulting from these matters after taking into consideration its insurance coverage will not have a material adverse effect on its financial position, cash flows or results of operations.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements
Year Ended December 31, 2010

Note I - Commitments and Contingencies (Continued)

3.
Employment Agreements: LDI has employment agreements with certain key executive officers. These agreements expire through June 2012 and specify the executives' benefits, entitlements upon termination of employment, contributions under deferred compensation plan, post-employment benefits, performance bonus, and other employment rights and responsibilities.  Costs related to these agreements have been allocated to the Company. MGPI did not acquire these agreements.

4.
Production Capacity and Supply Commitments: As of December 31, 2010, the Company is committed to provide approximately 4.9 million proof gallons of product to two customers with contract terms expiring at various times between June 2011 and December 2012. This represents approximately 18% of the Company's distillation capacity. The pricing for these sales contracts changes based on changes in the market price of corn and certain other items. In June 2011, the Company renewed the contract with one customer through June 2013 at lesser volumes.

The Company is also committed to supply gin and neutral grain spirits to Pernod Ricard USA, LLC ("Pernod"), the Company's owner until 2007, under a distillate supply and gin mellowing agreement ("the Agreement") for a period of 10 and 3 years, respectively, from June 2007 with successive renewal options thereafter (3 and 1 years, respectively).  The volume is based on a twelve month forecast provided by Pernod and fees are determined by a pricing model defined in the Agreement. As of December 31, 2010, the Company has committed annual production capacity up to approximately 7.3 million proof gallons under this Agreement, which is to increase annually. CLICO, an affiliate (see Note A), guarantees the Company's performance of the terms of the Agreement.  The Agreement also requires the Company to receive approval from Pernod for the sale of the Facilities to a third party.  Pernod also has the right to reacquire the Facilities in accordance with the terms defined in the Agreement.

5.
Corn and Coal Purchase Commitments: At December 31, 2010, the Company is committed under forward purchase contracts to purchase approximately 628,000 bushels of corn for approximately $3,604,000 through June 2011.

In addition, the Company is committed to purchase approximately 43,000 tons of coal for approximately $4,128,000 through December 2011.

6.
Post-Employment Benefits: LDI is committed to provide retiree healthcare coverage to certain key executives and their spouses upon attaining the age of 55 and terminating employment.  The estimated liability associated with this post employment benefit is developed based on current facts and circumstances. Assumptions are established to anticipate future events and are used in calculating the expense and liability of the healthcare.  These factors include consideration of mortality rates, health care cost trends, and medical coverage to be paid by governmental authorities, and other providers of health care benefits.  Costs and liabilities related to these benefits have been allocated to the Company.  The Company has recognized a liability of $58,296 at December 31, 2010 based on the present value of estimated post employment healthcare coverage obligation.  This liability is recorded in non-current other liabilities in the accompanying carve-out balance sheet at December 31, 2010. MGPI did not assume this obligation.

7.
Collective Bargaining Agreement: In September 2010, LDI extended its collective bargaining agreement (expiring in June 2014) with the International Guards Union of America ("the IGUA"), covering various security employees. The percentage of Company employees covered under the IGUA agreement as of December 31, 2010 was approximately 5%.  In August 2010, LDI extended its collective bargaining agreement (expiring in June 2014) with the United Food and Commercial Workers ("the UFCW") union, covering various production employees.  The percentage of Company employees covered under the UFCW agreement as of December 31, 2010 was approximately 46%. Effective September 2010, LDI entered into a collective bargaining agreement (expiring in June 2014) with multiple unions covering various maintenance and utilities employees. The percentage of Company employees covered under this agreement as of December 31, 2010 was approximately 20%.

Lawrenceburg Distillers Indiana Distillery Operations
Notes to Carve-out Financial Statements
Year Ended December 31, 2010

Note J - Related Party Transactions

LDI provided working capital to Charles Medley Distillers Kentucky LLC ("CMDK") to fund day-to-day operations.  CMDK is a wholly-owned subsidiary of the Member. CMDK's assets were sold during 2010 and the net sale proceeds were retained by CLF.

During 2010, the Company was allocated $72,313 in CMDK operating expenses and withholding taxes related to CMDK. These payments are included in distributions in the accompanying carve-out statements of income and changes in parent and affiliate investment. Distributions also include an allocation of $44,455 in costs related to cash surrender value of life insurance.

Note K - Retirement Plan

LDI sponsors a 401(k) retirement plan ("the Plan") whereby LDI nonunion employees are eligible to participate after reaching 21 years of age.  LDI union employees are eligible after 90 days of employment and after reaching 21 years of age.  Participants in the Plan may elect to have up to 100% of their annual compensation contributed to the Plan subject to limits prescribed under the Internal Revenue Code. LDI provides a 3% contribution to all eligible employees regardless of participation. LDI also provides a matching contribution of 25% of the first 3% of eligible earnings contributed by participants.  The Company's allocated contribution to the Plan was $234,002 for the year ended December 31, 2010.

Note L - Limited Liability

The liability of the Member for the debts, losses and obligations of LDI shall not exceed the amount of such Member's capital account. The Member shall be indemnified by LDI against losses paid in settlement of claims by them relating to LDI provided such losses were not the result of negligence or misconduct on the part of the Member.

Note M - Deferred Compensation Plan

LDI has a deferred compensation plan which is maintained for certain key executive officers.  Contributions to the plan are based on a percentage of the executive's base salary.  Eligible participants are fully vested in LDI's contribution.  The deferred compensation is paid to the executives upon termination of service.  Costs and liabilities related to this plan have been allocated to the Company.  The Company's contribution to the deferred compensation plan was $37,622 for the year ended December 31, 2010.  At December 31, 2010, the liability was $150,497 and is recorded in non-current other liabilities in the accompanying carve-out balance sheet. MGPI did not assume this plan.

Note N - Concentrations

Three customers accounted for approximately 53% of the Company's sales for the year ended December 31, 2010.  These three customers also accounted for approximately 27% of the Company's accounts receivable at December 31, 2010. In addition, one vendor accounted for approximately 11% of the Company's purchases for the year ended December 31, 2010.

Note O - Subsequent Events

As discussed in Note A, the Distillery Operations of LDI were sold to MGPI on December 27, 2011.

In December 2011, CLF directed LDI to record an additional $15.2 million as a payable to CLICO (via distribution accrual).  This LDI entry has no effect on the Company's carve-out financial statements as the aggregate Parent and Affiliate balances have been combined for presentation purposes.